EXHIBIT  16.1

                          L. L. Bradford & Company, LLC
                           3441 South Eastern Avenue,
                            Las Vegas, Nevada  89109
                               Phone: 702.734.5030
                                Fax: 702.735.4854



May  23,  2006

Securities  and  Exchange  Commission
450  5th  Street  NW
Washington,  D.C.  20549

Re:  Carbon  Jungle,  Inc.,  f/k/a  One  Touch  Total  Communications,  Inc.'s

Gentlemen:

We have read Item 4.01 of Carbon Jungle, Inc., f/k/a One Touch Total Communications, Inc.'s Form 8-K/A dated May 23, 2006 and agree with the statements therein concerning L.L. Bradford & Company, LLC.

/s/  L.  L.  Bradford  &  Company,  LLC
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L.  L.  Bradford  &  Company,  LLC


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